               Section 240.14a-101  Schedule 14A.
          Information required in proxy  statement.
                 Schedule 14A Information
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934

Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

       AMERICAN CRAFT BREWING INTERNATIONAL LIMITED
 .................................................................
     (Name of Registrant as Specified In Its Charter)


 .................................................................
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11

     (1) Title of each class of securities to which transaction applies:


     ............................................................

     (2) Aggregate number of securities to which transaction applies:


     .......................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     .......................................................

     (4) Proposed maximum aggregate value of transaction:


     .......................................................

     (5)  Total fee paid:


     .......................................................

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:


          .......................................................

          (2) Form, Schedule or Registration Statement No.:


          .......................................................

          (3) Filing Party:


          .......................................................

          (4) Date Filed:


          .......................................................

                  AMERICAN CRAFT BREWING INTERNATIONAL LIMITED

                       ONE GALLERIA BOULEVARD, SUITE 1714

                            METAIRIE, LOUISIANA 70001

                              --------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON APRIL 22, 1997

                              --------------------

               NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of American Craft Brewing International Limited (the "Company") will be held at the Omni Royal Orleans Hotel at 621 St. Louis Street, New Orleans, Louisiana on Tuesday, April 22, 1997, at 11:30 a.m., local time, for the following purposes:

               1.      To elect ten (10) directors to the Board of Directors;

               2. To approve certain amendments to the Company's 1996 Stock Option Plan: (a) to increase the number of shares of Common Stock reserved for issuance thereunder by an additional 300,000 shares to a total of 600,000 shares and (b) to ensure that options granted under the 1996 Stock Option Plan constitute performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code;

               3. To vote on a proposal to ratify the selection of independent auditors; and

               4. To transact such other business as may properly come before the meeting or any adjournment thereof.

               The Board of Directors has fixed the close of business on February 28, 1997 as the record date for the determination of stockholders entitled to received notice of, and to vote at, the meeting and any adjournment thereof. From February 28, 1997 through April 22, 1997, during ordinary business hours, a list of such stockholders shall be available for examination by any stockholder for any purpose germane to the annual meeting at the offices of the Company.

               Your attention is directed to the Proxy Statement submitted with this Notice.

                                    By order of the Board of Directors,

                                    JAMES L. AKE
                                    Executive Vice President, Chief Operating
                                    Officer and Secretary

Metairie, Louisiana
March 20, 1997

               PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.

                  AMERICAN CRAFT BREWING INTERNATIONAL LIMITED

                       ONE GALLERIA BOULEVARD, SUITE 1714

                            METAIRIE, LOUISIANA 70001

                              --------------------

                                 PROXY STATEMENT

                              --------------------

               The enclosed form of proxy is solicited by the Board of Directors of American Craft Brewing International Limited (the "Company") for use at the annual meeting of stockholders to be held at the Omni Royal Orleans Hotel, 621 St. Louis Street, New Orleans, Louisiana on April 22, 1997 and any adjournment thereof. When such proxy is properly executed and returned, the shares it represents will be voted as directed at the meeting and any adjournment thereof or, if no direction is indicated, such shares will be voted in favor of the proposals set forth in the notice attached hereto. Any stockholder giving a proxy has the power to revoke it at any time before it is voted. Revocation of a proxy is effective upon receipt by the Secretary of the Company of either (i) an instrument revoking such proxy or (ii) a duly executed proxy bearing a later date. Furthermore, if a stockholder attends the meeting and elects to vote in person, any previously executed proxy is thereby revoked.

               Only stockholders of record as of the close of business on February 28, 1997 (the "Record Date") will be entitled to vote at the annual meeting. As of that date, the Company had outstanding 3,696,876 shares of common stock, $.01 par value ("Common Stock"). Each share of Common Stock is entitled to one vote. No cumulative voting rights are authorized, and appraisal rights for dissenting stockholders are not applicable to the matters being proposed. It is anticipated that the Proxy Statement and the accompanying proxy will first be mailed to stockholders of record on or about March 20, 1997.

               Votes cast by proxy or in person at the annual meeting will be tabulated by the inspector of elections appointed for the meeting who will also determine whether a quorum is present for the transaction of business. The Company's Bye-laws provide that a quorum is present if the holders of a majority of the issued and outstanding capital stock of the Company are present in person or represented by proxy at the meeting. Abstentions and broker "nonvotes" will be counted as present in determining whether a quorum requirement is satisfied. A broker "nonvote" occurs when a broker holding shares for a beneficial owner votes on one proposal pursuant to discretionary authority or instructions from the beneficial owner, but does not vote on another proposal because the broker has not received instructions from the beneficial owner and does not have discretionary power. Proposals must receive the affirmative vote of a majority of the votes cast for approval. An abstention from voting by a stockholder and broker "nonvotes" are not counted for purposes of determining whether a proposal has been approved.

                        PROPOSAL 1--ELECTION OF DIRECTORS

               Management of the Company and the Board of Directors of the Company (the "Board of Directors") recommend the election of the nominees listed below for the office of director to hold office until the next annual meeting and until their successors are elected and qualified or until their earlier resignation or removal.

               The Board of Directors has no reason to believe that any of the nominees for the office of director will not be available for election as a director. However, if at the time of the annual meeting any of the nominees should be unable or decline to serve, the persons named in the proxy will vote for such substitute nominees, vote to allow the vacancy created thereby to remain open until filled by the Board of Directors or vote to reduce the number of directors for the ensuing year, as the Board of Directors recommends. In no event, however, can the proxy be voted to elect more than ten (10) directors. The election of the nominees to the Board of Directors requires the affirmative vote of a majority of the votes cast at the meeting.

               Set forth below are the nominees for election to the Board of Directors. Also set forth below as to each nominee is his or her age, the year in which such nominee was first elected a director, a brief description of such nominee's principal occupation and business experience during the past five years, directorships of certain companies presently held by such nominee, and certain other information, which information has been furnished by the respective individuals.

PETER W. H. BORDEAUX
Age 48
Director since 1996

               Mr. Bordeaux has been Chairman of the Board of Directors of AmBrew International since June 5, 1996 and has been associated with its subsidiaries since August 9, 1994. Mr. Bordeaux has been President and Chief Executive Officer of AmBrew International since February 12, 1997. Prior to his employment in these positions and since 1982, Mr. Bordeaux was President and Chief Executive Officer of New Orleans-based Sazerac Company, Inc. ("Sazerac"), the tenth largest United States producer, importer and exporter of spirits as well as a large U.S. distributor of wine, beer and non-alcohol beverages. Mr. Bordeaux had been with Sazerac since 1980. In addition, Mr. Bordeaux has served as Chairman of Concorde Holdings Limited (Beijing), a distributor of alcohol and non-alcohol beverages ("Concorde"), since November 1994, and as President, since 1992, of Leestown Company, Inc., which owns the world's largest bourbon distillery. Mr. Bordeaux was Vice Chairman of the Board of the National Association of Beverage Importers, is a Board Member, Vice President and member of the Executive Committee of the Board of the World Trade Center, New Orleans, Chairman of the International Advisory Council of Hibernia National Bank (New Orleans) and a Board Member and Treasurer of Episcopal Housing for Seniors, Inc.

JOHN F. BEAUDETTE
Age 40
Director since 1996

               Mr. Beaudette has been a director of AmBrew International since June 5, 1996 and has been associated with its subsidiaries since April 27, 1995. Mr. Beaudette has been President of BPW Holding LLC ("BPW"), a beverage investment and consulting company, and its predecessor, since February 1995. Mr. Beaudette has been the President of MHW, Ltd., a beverage alcohol importer distributor and service company located in Manhasset, New York ("MHW"), since September 1996, and was Executive Vice President and General Manager of MHW from 1994 to 1996. From 1992 to 1994, Mr. Beaudette was Vice President and Chief Financial Officer of Monsieur Henri Wines, Ltd. and from 1988 to 1992, he was Director of Planning at PepsiCo Wines and Spirits International. Both companies were involved in the United States and Canadian marketing and distribution of imported wines and spirits from around the world.

FEDERICO G. CABO ALVAREZ
Age 52
Director since 1996

               Mr. Cabo has been Deputy Chairman of the Board of Directors since June 3, 1996 and has been associated with the Company's subsidiaries since August 9, 1994. Since 1970, Mr. Cabo has been Chief Executive Officer and President of Cabo Distributing Company, Inc., formerly the largest distributor of Mexican beers in the United States and currently a distributor of beer and producer spirit products.

WYNDHAM H. CARVER
Age 53
Director since 1996

               Mr. Carver has been a director of AmBrew International since June 5, 1996. Since 1995, Mr. Carver has been on a two-year secondment from Grand Metropolitan PLC ("Grand Met"), an international producer, distributor, wholesaler and retailer of spirits, wines and foods, to the British Department of Trade and Industry where Mr. Carver is a Latin American export promoter. Mr. Carver has served in a variety of capacities on behalf of International Distillers & Vintners, Ltd., an international producer and distributor of spirits and wine and a subsidiary of Grand Met ("IDV"), since 1965, including Managing Director of Wyvern International, the marketing division of IDV, and Regional Director for IDV in the Caribbean and Central America. Mr. Carver is a director of Test Valley Water Company, a private company in Hampshire, England.

DAVID K. HAINES
Age 31
Director since 1996

               Mr. Haines was the Managing Director of Hong Kong Operations of AmBrew International from June 5, 1996 until December 31, 1996. Since January 1, 1997, Mr. Haines has been employed as a Consultant to the Company and the South China Brewery. Since 1994, Mr. Haines has devoted his efforts to establishing and developing the South China Brewery. Before his involvement with the Company, Mr. Haines practiced clinical psychology for one year in Vail, Colorado and was in private practice as a psychologist for two years in Hong Kong.

JOSEPH E. HEID
Age 50
Director since 1996

               Mr. Heid has been a director of AmBrew International since June 5, 1996. Mr. Heid has been Senior Vice President of Sara Lee Corporation ("Sara Lee"), an international food and consumer products company, Chief Executive Officer of Sara Lee Personal Products North and South America, a line of business responsible for Sara Lee's brands in apparel and accessories in North and South America, since 1996, President and Chief Executive Officer of Sara Lee Personal Products - Pacific Rim, a line of business responsible for Sara Lee's brands in apparel and accessories in the Pacific Rim, since 1994 and Vice
President of Sara Lee since 1992. From 1988 to 1992, Mr. Heid served as President of Guinness America ("Guinness"), a holding company of Guinness PLC's United States ventures, and Executive Vice President and Chief Operating Officer of United Distillers - North America, a subsidiary of Guinness that imports, produces, markets and sells beverage alcohols.

CHARLES L. JARVIE
Age 60

               Mr. Jarvie was nominated to stand for election to the Company's Board of Directors by the incumbent Board in March 1997. Mr. Jarvie became an Investor in and President of Host Communications in December 1992 and also served as the Chairman, since 1995, of Universal Sports America, the nation's largest collegiate and grassroots sports marketing company. From 1959 until 1980 Mr. Jarvie was employed by Procter and Gamble, most recently as Corporate Vice President for food product and General Manager of Procter and Gamble's 2.5 billion edible products sector. After leaving Procter and Gamble, Mr. Jarvie was successively President and Chief Operating Officer of the Dr. Pepper/Canada Dry Company, Marketing General Manager of Fidelity Investments, Chairman and Chief Executive Officer of the Schenley Spirits Company and Chief Executive Officer of the New Era Beverage Company. Mr. Jarvie currently serves as a Director of the Dallas Chamber of Commerce and Texas Commerce Bank. Mr. Jarvie also serves on the Cornell University Council and as Chairman of the D/FW International Trade Center, which played a central role in the NAFTA negotiations.

EDWARD F. MCDONNELL
Age 61

               Mr. McDonnell was nominated to stand for election to the Company's Board of Directors by the incumbent Board in March 1997. Mr. McDonnell has been the President of The Premier Group, an investment group investing in beverage alcohol companies and related activities, since June 1995. Before joining The Premier Group, Mr. McDonnell served as President and Chief Executive Officer of Seagram Spirits and Wine Group and Executive Vice President of Seagram Company Ltd since 1981. Mr. McDonnell also served as a Director of the Seagram Company Ltd. from 1992 until June 1996.

SUSANNA E. TOWNSEND
Age 47

               Miss Townsend was nominated to stand for election to the Company's Board of Directors by the incumbent Board in March 1997. Since 1995, Miss Townsend has served as advisor to His Royal Highness The Prince of Wales on commercial operations and has assisted in raising funds for The Prince of Wales Charities Trust. From 1990 to 1994 Miss Townsend served as Managing Director of Lord Rothschild's Private Companies, including Clifton Nurseries Holdings, Ltd., Clifton Nurseries Ltd., Clifton Little Venice Ltd., Rothschild Waddesdon Ltd, Waddesdon Gardens Ltd. and Robert Day Flowers Ltd. From 1980 to 1989, Miss Townsend served as Managing Director of all United Kingdom Overseas Companies of Crabtree & Evelyn, including Crabtree & Evelyn Ltd., Crabtree & Evelyn Shops, Ltd., Crabtree and Evelyn Overseas Ltd. and Scarborough & Co. Ltd. Miss Townsend is a director of Duchy Originals Ltd. and A.G. Carrick Ltd.

STEVEN A. ROTHSTEIN
Age 46
Director Since 1997

               Mr. Rothstein was appointed to fill an existing vacancy in the Company's Board of Directors by the incumbent Board in March 1997. Mr. Rothstein has been the Chairman of the Board of National Securities Corporation, a securities broker-dealer, since 1995. Mr. Rothstein also is Chairman and President of Olympic Cascade Financial Corporation, the parent holding company of National Securities Corporation. From 1994 to 1995, Mr. Rothstein served as a Managing Director of H.J. Meyers & Co., a securities broker-dealer. From 1992 to 1994, he served as a Managing Director of Rodman and Renshaw, a securities broker-dealer. From 1989 to 1992, he served as a Managing Director of Oppenheimer & Co., a securities broker-dealer. Prior to that, he was a limited partner of Bear Stearns & Co., a securities broker-dealer. Mr. Rothstein received an A.B. degree from Brown University. He is currently a director of SigmaTron International, Inc., New World Coffee, Inc., and Vita Food Products, Inc. and Gateway Data Sciences Corporation.

OPERATION OF THE BOARD OF DIRECTORS

               The Company has a Compensation Committee of the Board of Directors that is currently composed of Messrs. Beaudette and Carver and will include Mr. Jarvie following his election to the Board at the annual meeting. The Compensation Committee is responsible for establishing and administering the overall compensation policies and determining compensation matters applicable to the Company's senior management and other key officers. The Compensation Committee was formed just prior to the Company's Initial Public Offering in September 1996 (the "Offering") and did not meet for the remainder of fiscal 1996. The Compensation Committee may exercise such additional authority as may be prescribed from time to time by the Board of Directors.

               The Audit Committee of the Board of Directors is currently composed of Messrs. Beaudette and Heid. The Audit Committee was formed just prior to the Offering and did not meet for the remainder of fiscal 1996. The Audit Committee is responsible for meeting with the Company's auditors at least annually to review the Company's financial statements and internal accounting controls. The Audit Committee will also be responsible for submitting recommendations to the Board of Directors regarding the Company's internal accounting controls and may exercise such additional authority as may be prescribed from time to time by the Board of Directors.

               The Stock Option Committee of the Board of Directors is composed of Messrs. Carver and Heid will include Mr. Jarvie following his election to the Board at the annual meeting. The Stock Option Committee was formed just prior to the Offering and did not meet for the remainder of fiscal 1996. No options were granted by the Committee under the Company's Stock Option Plan in fiscal 1996.

               The Company does not have a nominating committee.

               In fiscal 1996, two meetings of the Board of Directors were held. The Board of Directors also took action during 1996 pursuant to six unanimous written consents without meetings.

DIRECTORS' COMPENSATION AND EXPENSES

               The Company pays each of the non-employee directors, other than Mr. Cabo, an annual fee of $10,000. Mr. Cabo receives an annual fee of $20,000.

VOTE REQUIRED

               The affirmative vote of a majority of the votes cast at the annual meeting is required to elect the Company's Nominees to the Board.

                THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NO. 1.

                             COMMON STOCK OWNERSHIP

        The following table sets forth certain information with respect to the beneficial ownership of the Common Stock as of January 25, 1997 (i) of each person (or group of affiliated persons) who is known by the Company to own beneficially more than 5% of the Common Stock, (ii) of the Company's directors and named executive officers and (iii) of all directors and executive officers as a group.

                                                Number of Shares      Percent of
Beneficial Owner                              Beneficially Owned(1)      Total
----------------                              ---------------------      -----
John F. Beaudette(2)                                152,000               4.1%
  MHW, Ltd.
  1165 Northern Boulevard
  Manhasset, New York  11030

Peter W. H. Bordeaux(3)                             272,067               7.2
  One Galleria Boulevard, Suite 1714
  Metairie, Louisiana 70001

Federico G. Cabo Alvarez(4)                         914,400              24.7
  Cabo Distributing Co.
  9657 East Rush Street
  South Elmonte, California  91733

David K. Haines                                     380,000              10.3
  J.P. Walsh & Co. Ltd.
  Block F (8th Floor) 3-3G Robinson Road
  Hong Kong

Steven A. Rothstein                                 3,160(6)             (7)
  National Securities Corporation
  875 North Michigan Avenue, Suite 1560
  Chicago, Illinois  60611

All executive officers and directors as a group    1,721,627            46.2%
  (eleven persons)(2)(3)(5)(6)

------------------------------

(1) Applicable percentage ownership, except as described in note 3 to this table, is based on 3,696,876 shares of Common Stock outstanding as of the date hereof. Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities, subject to community property laws, where applicable.

(2) Represents shares of Common Stock held of record by BPW. Messrs. Beaudette (a director of the Company), Edmund Piccolino (former Vice President of Human Resources for PepsiCo. International, a division of PepsiCo Inc.) and Peter Warren (former President of PepsiCo. International and a former director of PepsiCo. Inc.) each own one third of the membership interest of BPW.

(3) Includes Mr. Bordeaux's vested options to purchase 66,667 shares of Common Stock. Mr. Bordeaux's percentage of outstanding shares was calculated by adding to the number of outstanding shares 66,667 shares deemed to be issued pursuant to Securities Exchange Act Rule 13d-3(d)(1).

(4) Excludes warrants to purchase 5,700 shares of Common Stock held by Diane Elizabeth Cabo. Ms. Cabo is Mr. Cabo's daughter. Mr. Cabo disclaims beneficial ownership of the shares underlying Ms. Cabo's warrants.

(5) None of Messrs. Carver, Heid, Jarvie, McDonnell and Miss Townsend, directors of AmBrew International, and Mr. Ake, the Executive Vice President and Chief Operating Officer of AmBrew International, beneficially own any shares of Common Stock.

(6) Represents warrants to purchase 3,160 shares of Common Stock owned by Mr. Rothstein, which warrants are exercisable within 60 days of the date hereof.

(7) Less  than  1%.  Mr.  Rothstein's   percentage  of  outstanding  shares  was
    calculated by adding to the number of outstanding shares 3,160 shares deemed to be issued pursuant to Securities Exchange Act Rule 13d-3(d)(1).


                CERTAIN INFORMATION REGARDING EXECUTIVE OFFICERS

        The Summary Compensation Table below sets forth the cash compensation earned by or paid to the Company's Chief Operating Officer for the fiscal year ended October 31, 1996. None of the Company's employees had individual salary and bonus in excess of $100,000 during the fiscal year ended October 31, 1996, and the Company did not have a Chief Executive Officer during the fiscal year then ended.

SUMMARY COMPENSATION TABLE

                                Annual Compensation          Long Term  Compensation(1)
                                -------------------          --------------------------
                                                             Name       Option   Long
                                                             and          &      Term
                                                             Principal  Warrant Incentive  All Other
                    Year   Salary(2)     Bonus(3)  Other(4)  Position   Awards  Payouts    Compensation
 James L. Ake       1996   $22,916.67(5)   __        __       __          __       __        __
  Executive Vice                           __        __       __          __       __        __
  President and                            __        __       __          __       __        __
  Chief Operating
  Officer

----------

(1) The Company has no long-term incentive compensation plans other than the Stock Option Plan. No options were granted under the plan in 1996.

(2) Amounts shown include compensation deferred pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended.

(3) The Company has no formal bonus plan and does not provide for deferred awards. The Company may pay bonuses based on individual and Company performance.

(4) The aggregate amount of Other Annual Compensation for Mr. Ake did not equal or exceed the lesser of $50,000 or 10% of his base salary and bonus for the year ended October 31, 1996.

(5) Includes $14,250 received as compensation by Mr. Ake prior to the effective date of his Employment Agreement with the Company, and $8,667.67 received after the effective date of the Employment Agreement. Mr. Ake's annual salary is currently $72,000.

               Set forth below as to Mr. Ake and certain significant employees of the Company who are not members of the Board of Directors is his or her age, a brief description of the principal occupation and business experience during the past five years, directorships of certain companies presently held by such persons, and certain other information, which information has been furnished by the respective individuals.

               James L. Ake, age 52, has been the Executive Vice President and Chief Operating Officer of AmBrew International since June 5, 1996 and has been associated with its subsidiaries since

August 9, 1994. Mr. Ake has been President of AmBrew USA, AmBrew International's U.S. subsidiary, since December 1996. Before joining the Company, Mr. Ake had been the Director of Financial Analysis and Planning for Sazerac since 1993 where he was responsible for expansion of operations overseas with emphasis on ventures in the Pacific Rim countries. In addition, since November 1994, Mr. Ake has served as Managing Director of Concorde. Prior to joining Sazerac, Mr. Ake was a director in Zapata-Haynie Corporation in Hammond, Louisiana, the largest fishing company in the United States, where Mr. Ake was responsible for corporate planning and oversaw profitability and development of various departments. Mr. Ake is a registered engineer and is a member of the Board of Directors of the Japan-Louisiana Friendship Foundation.

               Nancy R. Hernandez, age 28, joined the Company in December 1996 as the Company's Controller. Before joining the Company, Ms. Hernandez was the Accounting Manager for Tropical Export Co., a global exporter of industrial and automotive parts and equipment, from 1993 to 1996. Ms. Hernandez had been with Tropical Export since 1986. During 1995 and 1996 Ms. Hernandez also served as Treasurer for Tropical Sales Ltd., a truck parts and equipment retail store.

               Stephen B. Armstrong, age 34, joined the Company in connection with the Company's acquisition of AmBrew USA (formerly Atlantis Import Company ("Atlantis")). Mr. Armstrong is the Executive Vice President and General Manager of AmBrew USA. Before joining the Company, Mr. Armstrong was the founder and President of Atlantis, a national beer importer, from 1994 through 1996. From 1992 to 1996, Mr. Armstrong served as Vice President and Director of Sales and Marketing for Dixie Brewing Company, a regional brewery located in New Orleans, Louisiana.

               Scott Ashen, age 28, has been General Manager of the South China Brewery since January 1997, and has been an employee of the South China Brewery since 1995. Before joining the Company and since April, 1994, Mr. Ashen opened and operated, as Managing Partner, The Pour House, a pub on the upper East side of Manhattan, New York. Mr. Ashen was a manager of Nichimen America Inc., a Japanese trading company, from June 1990 until December, 1993.

               Edward Cruise Miller, age 27, has been the Head Brewer at the South China Brewery since May 15, 1995. From June 1994 through May 1995, Mr. Miller was one of the five brewers at the Thomas Kemper Brewery, a subsidiary of Hart Brewing Company, in Poulsbo, Washington. From November 1990 through May 1994, Mr. Miller was employed at Broad Ripple Brew Company, a brew pub in Indianapolis, Indiana. He was an Assistant Brewer at Broad Ripple from November 1990 through December 1992 and was Head Brewer from January 1993 through May 1994.

               Dean McGuiness, age 24, is the General Manager of Celtic Brew, LLC, the Company's majority-owned brewery in Enfield, Ireland. Mr. McGuiness has completed the intensive brewing program at the Siebel Brewing Institute. Before joining the Company in August 1996, Mr. McGuiness acted as consultant and Marketing Manager for TourIT Ltd, a market research firm, where he developed and implemented numerous marketing strategies using the Internet for promotional efforts, travel reservations, market research and integrated information management. During 1994 and 1995 Mr. McGuiness acted as consultant to various service management companies, including Market Research Consultancy and the Centre for Quality

Service Management. Mr. McGuiness earned his Bachelor of Commerce and Masters of Business Studies during 1989-1994. McGuiness is the son of Mr. Adian McGuiness, the Company's joint venture partner.

STOCK OPTION GRANTS

               The Company has no long-term incentive compensation plan other than the Stock Option Plan. No options were granted under that plan in 1996.

                              EMPLOYMENT AGREEMENTS

               On June 14, 1996, the Company entered into an Employment Agreement with Mr. Ake. The Agreement is for a term of two years and provides that Mr. Ake shall receive an annual salary of $72,000 along with health and life insurance and the use of a Company car. Mr. Ake is entitled, under the terms of the Agreement, to participate in the Company's Stock Option Plan. No options were granted under the plan in 1996.

                                PERFORMANCE GRAPH

               Set forth below is a line graph comparing the percentage change in the cumulative return to the shareholders of the Company's Common Stock with the cumulative return of the Nasdaq Composite and of a Peer Group for the period commencing September 11, 1996 (the date of the Company's initial public offering) and ending on October 31, 1996. Returns for the indicies are weighted based on market capitalization.



                                    [GRAPH]

TOTAL RETURN ANALYSIS

-----------------------------------------------------------------------------------------------
                               9/11/96   9/18/96     10/1/96    10/8/96    10/22/96    10/31/96
-----------------------------------------------------------------------------------------------
American Craft Brewing Int'l   $  100     $   99      $  101     $  101    $   94      $   67
-----------------------------------------------------------------------------------------------
Peer Group                     $  100     $   97      $   99     $   88    $   79      $   75
-----------------------------------------------------------------------------------------------
Nasdaq Composite (US)          $  100     $  105      $  106     $  107    $  106      $  106
-----------------------------------------------------------------------------------------------

Source: Carl Thompson Associates  www.ctaonline.com  (303) 494-5472.  Data from Bloomberg Financial Markets




               The Company's peer group, selected by the Company in good faith, is comprised of six other publicly traded craft brewing companies: Nor'Wester Brewing Company, Inc.; Pyramid Breweries, Inc.; Frederick Brewing Co.; Michigan Brewery, Inc.; Lion Brewery, Inc.; and Redhook Ale Brewery Incorporated.

                              CERTAIN TRANSACTIONS

               On March 31, 1995, the South China Brewery borrowed $565,000 from Hibernia National Bank. The loan was evidenced by a promissory note with principal payments due on September 30, 1996 and March 31, 1997 bearing a Citibank prime plus 0.5% interest rate. Sazerac provided a $250,000 guarantee for the Hibernia Loan. Norman H. Brown, Jr., a director at the time of the Company, and Federico G. Cabo Alvarez, a director then and now of AmBrew
International, provided standby letters of credit in the total amount of $315,000. Peter W. H. Bordeaux is President and Chief Executive Officer of
Sazerac and Chairman of the Board of Directors of the Company as well as Chairman of the International Advisory Council of Hibernia National Bank (New Orleans). The amount due had been reduced to $452,000 through principal repayments by AmBrew International. The loan was repaid with proceeds from the Offering.

               The South China Brewery borrowed $65,000 from BPW evidenced by a Limited Recourse Promissory Note dated as of March 5, 1996 and due ten days after the date of the Prospectus bearing an interest rate of 5.5%. John F. Beaudette, a director of AmBrew International, is President of BPW. The note was repaid with proceeds from the Offering.

               In May 1996, Craft issued $370,000 principal amount of convertible Bridge Notes to certain investors in Singapore and Hong Kong bearing an interest rate of 12%. Holders of $250,000 principal amount of the Bridge Notes converted such Bridge Notes, upon the consummation of the Offering, into 94,255 Shares of Common Stock. The holder of the remaining $120,000 principal amount of Bridge Notes received 22,621 Shares of Common Stock at no cost. Each holder of a Bridge Note received a Bridge Warrant entitling such holder to purchase that number of shares of Common Stock as such holder received. Micro Brew Systems held $20,000 principal amount of the Bridge Notes.

               In January, 1997, the Company entered into a lease at a current monthly rent of $6,625 with Corporation Calfik, a company wholly-owned by Federico G. Cabo Alvarez, one of AmBrew International's directors and principal shareholders, to lease a 21,443 square foot facility near the Mexico-United States border at which the Company intends to operate the Tecate expansion brewery and warehouse facility. The lease term is five years with yearly incremental rent increases ending on September 12, 2001 for a total operating lease commitment over the five-year period ending September 11, 2001 of $417,323.

               Pursuant to the employment agreement between Mr. Bordeaux and the Company dated February 12, 1997, the Company agreed to loan to Mr. Bordeaux an amount equal to $200,000 with interest payable quarterly in arrears at a rate per annum equal to the prime rate of interest as reported in The Wall Street Journal changing as and when such prime rate shall change. Mr. Bordeaux will be required to repay this amount, including accrued interest, on the fifth anniversary of the date of his Employment Agreement or upon termination of his employment by the Company for Cause (as defined in the Employment Agreement) or if terminated by Mr. Bordeaux, unless his employment has been constructively terminated.

               Mr. Rothstein is Chairman of the Board of National Securities Corporation, a securities broker-dealer which performed investment banking services in connection with the Offering. In connection with such services, National Securities Corporation received underwriting fees and discounts.

               The Company has adopted a policy whereby transactions between the Company and its officers, directors, principal stockholders and any affiliates of the foregoing persons are made on terms no less favorable to the Company than could reasonably be obtained in an arms length transaction with independent third parties, and that any such transactions also be approved by a majority of the Company's disinterested outside directors.

                      PROPOSAL 2--APPROVAL OF AMENDMENTS TO
                      THE COMPANY'S 1996 STOCK OPTION PLAN

               The  shareholders of the Corporation are asked to approve certain amendments to the Company's 1996 Stock Option Plan ("the Plan") to increase the number of shares of Common Stock reserved for issuance thereunder and to ensure that stock options granted under the Plan continue to qualify as performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Board of Directors approved these amendments to the Plan on March 14, 1997, subject to shareholder approval at the annual meeting.

PROPOSED AMENDMENTS TO THE PLAN

               The first amendment would increase the number of shares of Common Stock reserved for issuance under the Plan by an additional 300,000 shares to a total of 600,000 shares. The Company believes that such options are necessary to attract and retain the services of directors, officers and employees and to provide added incentive to such persons through their ownership of the Company's Common Stock.

               The second amendment responds to the final Treasury Department regulations under Section 162(m) of the Code, which were issued on December 20, 1995. Section 162(m) generally provides that certain compensation payments in excess of $1 million made by a corporation to its chief executive officer and its four other most highly compensated officers are not deductible by the corporation. The $1 million limit does not apply to certain performance-based compensation, such as options, and the proposed amendments seek to maintain such deductibility of options granted under the Plan. The proposed amendment to the Plan would provide, as required by the regulations, that (i) the Plan will be administered by a committee comprised solely of two or more outside directors, and (ii) the maximum number of options that may be granted to a single person in a calendar year is 300,000. These provisions ensure that options granted under the Plan will constitute performance-based compensation within the meaning of Section 162(m) of the Code.

NEW PLAN BENEFITS

               The Company is unable to determine the dollar value and number of options or shares of Common Stock that will be issued under the Amendments to the 1996 Stock Option Plan if the amendment described herein is approved to (i) any of the executive officers, (ii) the current executive officers as a group,
(iii) the current directors who are not executive officers as a group, (iv) each nominee for election as a director and (v) the employees who are not executive officers as a group, because, except for non-discretionary option grants to non-employee directors described above, options are granted on a discretionary basis. The Company is unable to determine the benefits or amounts which would have been received by or allocated to any such persons or groups for fiscal 1996 if the amendment to the 1996 Stock Option Plan had been in effect throughout such year.

SUMMARY OF THE STOCK OPTION PLAN

               General. The following description of the Plan is a summary that does not give effect to any of the proposed amendments. The summary, however, does not purport to be a complete description of all the provisions of the Plan. Any shareholder of the Company who wishes to obtain a copy of the actual plan document may do so upon written request to the Corporate Secretary at the Company's principal executive offices in Metairie, Louisiana.

               The Plan was adopted by the Company's Board of Directors on July 18, 1996 and approved by its stockholders on that date, prior to the Company's initial public offering. The Company reserved 300,000 authorized but unissued shares of Common Stock for issuance under the Plan. The purpose of the Plan is to provide key employees (including officers) and independent contractors of the Company (including its subsidiaries) with additional incentives by increasing their equity ownership in the Company.

               Options granted under the Plan are intended to qualify as incentive stock options ("ISOs") under Section 422 of the Code. The Plan is intended to satisfy the conditions of Section 16 of the Exchange Act pursuant to Rule 16b-3.

               The Plan is administered by a committee of the Company's Board of Directors comprised of at least two non-employee directors who are "disinterested" within the meaning of Rule 16b-3 (the "Stock Option Committee"). Subject to the terms of the Plan, the Stock Option

Committee has the sole authority and discretion to grant options, construe the terms of the plan and make all other determinations and take all other action with respect to the Plan.

               Options are exercisable during the period specified by the Stock Option Committee, except that options become immediately exercisable in the event of a Change in Control (as defined in the Plan) of the Company and in the event of certain mergers and reorganizations of the Company. Generally, options vest over a five-year period. No option will be exercisable more than 10 years from the date of grant (or five years in the case of ISOs granted to holders of more than 10% of the Common Stock) or after the option holder ceases to be an employee or independent contractor of the Company; provided that the Stock Option Committee may permit an employee or independent contractor to exercise options after such employee or independent contractor ceases to be an employee or independent contractor, as the case may be, in the event of certain circumstances specified in the documentation of the grant of the option, but in no event will any option be exercisable after its expiration date. Options are nontransferable, except by will or the laws of intestate succession. Shares underlying options that terminate unexercised are available for reissuance under the Plan.

               The per share exercise price of options granted under the Plan may not be less than 100% of the Fair Market Value (as defined in the Plan) of a share of the Company's Common Stock on the date of grant (or 110% in the case of ISOs granted to employees owning more than 10% of the Common Stock).

               Certain Federal Income Tax Consequences. The following is a brief summary of the significant aspects of current federal income tax treatment of the stock options that may be granted under the Plan. This summary does not discuss provisions of the Code that generally limit the tax deductibility of the Company's compensation expense.

               The grant of a stock option will not result in tax consequences to the Company or the optionee. Upon the exercise of an option and the transfer to the optionee of shares of Common Stock, the tax treatment depends upon whether the option is a nonqualified stock option or an ISO.

               Non-Qualified Stock Options. When a nonqualified option is exercised, the optionee will realize compensation taxable as ordinary income in an amount equal to the difference between the option price and the Fair Market Value of the shares of Common Stock on the date of exercise, and the Company will have a deductible expense in the same amount. The optionee's basis in such shares of Common Stock will generally be the Fair Market Value of such shares of Common Stock on the date of exercise. When the optionee disposes of such shares of Common Stock, the difference between the amount received and the Fair Market Value of the shares of Common Stock on the date of exercise will be treated as long-term or short-term capital gain or loss, depending upon the optionee's holding period for the shares of Common Stock. However, when a person subject to
Section 16(b) of the Securities Exchange Act acquires shares of Common Stock upon the exercise of a nonqualified stock option, the ordinary income and the Company's corresponding deduction attributable to such exercise will be recognized six months after the date of exercise. The amount of such income and deduction will equal the difference between the Fair Market Value of the shares of Common Stock at that later date and the option exercise price, unless an election under Section 83(b) of the Code is filed by the optionee within thirty days after exercise, in which case the inclusion of income and corresponding deduction will occur at the time of exercise.

               Incentive Stock Options. When an ISO is exercised, the optionee will not realize any income and the Company will not be allowed any deduction if certain conditions regarding the optionee's period of employment with the Company are met and if the optionee does not dispose of the shares of Common Stock within two years after the option was granted or within one year after the optionee acquired the shares of Common Stock. In the event of a sale of the shares of Common Stock after compliance with these conditions, the resulting gain or loss will ordinarily be treated as long-term capital gain or loss. The basis to the optionee of shares of Common Stock acquired upon the exercise of an incentive stock option for cash will be the exercise price.

               The amount by which the Fair Market Value of the shares of Common Stock at the time of exercise exceeds the price paid for such shares of Common Stock by the optionee will be an item of tax preference for purposes of the alternative minimum tax.

               If the optionee of an ISO fails to comply with the condition regarding his period of employment, the optionee is taxed as if he had exercised a nonqualified option, and the Company will have a deductible expense upon exercise equal to the compensation income recognized by the optionee. If the optionee fails to comply with the condition regarding the holding period of shares of Common Stock, he will be treated as having received compensation taxable as ordinary income at the time of his disposition of the shares of Common Stock equal to the excess of the value of his shares of Common Stock on the date of exercise of his option over the exercise price, except that if his disposition is in an arm's-length sale, the amount treated as compensation and deductible by the Company cannot exceed his gain on the sale. Any gain in excess of the amount treated as compensation will be treated as long-term or short-term capital gain depending on the optionee's holding period for the shares of Common Stock.

               The exercise of an option by the exchange of shares of Common Stock already owned by the optionee will not result in any taxable gain or loss on the unrealized appreciation of the shares of Common Stock so used, except where the optionee, in payment of the option price of an ISO, transfers shares of Common Stock which he originally acquired through a prior exercise of an incentive stock option in violation of the holding period condition referred to above.

               If the Company acquires stock options from an optionee for a cash payment (including a deemed cash payment for the optionee's surrender of all or part of an option in exchange for the cashless exercise of the remaining or another option), the optionee will, at the time of payment or exercise, recognize ordinary income equal to the amount of cash paid or deemed paid and the Company will have a deductible expense equal to the amount of such ordinary income.

        Options Granted Through the Record Date. No options were granted during fiscal 1996. Mr. Bordeaux was granted 200,000 non-qualified options under the Plan in February 1997.

VOTE REQUIRED

               The affirmative vote of a majority of the votes cast at the annual meeting is required to approve the proposed amendments to the Plan.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NO. 2.

                  PROPOSAL 3--SELECTION OF INDEPENDENT AUDITORS

               The Board of Directors has selected the firm of Arthur Andersen LLP to serve as independent auditors of the Company for 1997. Arthur Andersen LLP has served as independent auditors of the Company since 1995.

               One or more representatives of Arthur Andersen LLP will be present at the annual meeting, will have an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

VOTE REQUIRED

               The affirmative vote of a majority of the votes cast at the annual meeting is required to approve the selection of Arthur Andersen LLP as the Company's independent auditors.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NO. 3

                          COMPLIANCE WITH SECTION 16(a)
                       OF THE SECURITIES AND EXCHANGE ACT

               None of the Company's officers, directors or ten percent security holders failed to file on a timely basis reports required by Section 16(a) during fiscal 1996.

                           ANNUAL REPORT ON FORM 10-K

               The Company's Annual Report on Form 10-K for the fiscal year ended October 31, 1996, which includes audited financial statements, as filed with the Securities and Exchange Commission, accompanies this Proxy Statement.

                              STOCKHOLDER PROPOSALS

               Any stockholder proposals intended to be presented at the Company's 1998 annual meeting of stockholders must be received no later than December 31, 1997 in order to be considered for inclusion in the Proxy Statement and form of proxy to be distributed by the Board of Directors in connection with such meeting.

                            EXPENSES OF SOLICITATION

               The cost of solicitation of proxies will be borne by the Company. In an effort to have as large a representation at the meeting as possible, special solicitation of proxies may, in certain instances, be made personally or by telephone, facsimile or mail by one or more employees of the Company. The Company also may reimburse brokers, banks, nominees and other fiduciaries for postage and reasonable clerical expenses of forwarding the proxy material to their principals who are beneficial owners of Common Stock.

                                  OTHER MATTERS

               As of the date of this Proxy Statement, the Board of Directors knows of no matters which will be presented for consideration at the annual meeting other than the proposals set forth in this Proxy Statement. If any other matters properly come before the meeting, it is intended that persons named in this Proxy Statement will act in respect thereof in accordance with their best judgment.

                                        By Order of the Board of Directors,

                                           JAMES L. AKE
                                           Executive Vice President, Chief
                                           Operating Officer and Secretary

March 20, 1997

                           APPENDIX I -- PROXY CARD

          [         ]


1. Election of Directors    FOR all nominees  [X]    WITHHOLD AUTHORITY to vote  [X]    *EXCEPTIONS  [X]
                            listed below             for all nominees listed
                                                     below

Nominees: Peter W. H. Bordeaux, John F. Beaudette, Federico G. Cabo Alvarez, Wyndham H. Carver, David K. Haines, Joseph E. Heid, Charles L. Jarvie,
Edward F. McDonnell, Suzanna E. Townsend and Steven A. Rothstein
(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

*Exceptions ____________________________________________________________________

2. To approve certain amendments to the Company's        3. To ratify and approve the  selection  by the
   1996 Stock Option Plan.                                  Board of Directors of Arthur Andersen LLP as
                                                            independent   public  accountants   for  the
   FOR   [X]    AGAINST   [X]    ABSTAIN   [X]              Company for the fiscal year ending October
                                                            31, 1997.

In their discretion the  Proxies are authorized to          FOR  [X]   AGAINST  [X]   ABSTAIN  [X]
vote upon such other matters as  may properly come
before the meeting or any adjournment or postpone-
ment thereof.                                                               Change of Address and
                                                                            or Comments Mark Here  [X]

                                   The signature on this Proxy should correspond exactly with stockholder's name as printed to the left. In the case of joint tenancies, co-executors, or co-trustees, both should sign. Persons signing as Attorney, Executor, Administrator, Trustee or Guardian should give their full title.

                                   DATED:                                 , 1997
                                         ---------------------------------


                                         ---------------------------------------
                                                         Signature

                                         ---------------------------------------
                                                         Signature


PLEASE SIGN, DATE AND RETURN                      VOTES MUST BE INDICATED
THIS PROXY IN THE ENCLOSED                        (X) IN BLACK OR BLUE INK.  [X]
PREPAID ENVELOPE.

                  AMERICAN CRAFT BREWING INTERNATIONAL LIMITED

                         PROXY/VOTING INSTRUCTION CARD

 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF AMERICAN CRAFT
                         BREWING INTERNATIONAL LIMITED

                    FOR THE ANNUAL MEETING ON APRIL 22, 1997

     The undersigned appoints Peter W. H. Bordeaux and James L. Ake, and each of them, with full power of substitution in each, the proxies of the undersigned, to represent the undersigned and vote all shares of American Craft Brewing International Limited Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held on April 22, 1997, and at any adjournment or postponement thereof, as indicated on the reverse side.

     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

                    (Continued, and to be signed and dated on the reverse side.)


                                   AMERICAN CRAFT BREWING INTERNATIONAL LIMITED
                                   P.O. BOX 11338
                                   NEW YORK, N.Y. 10203-0338